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                                                                    Exhibit 32.1

                        DYNAVAX TECHNOLOGIES CORPORATION
              CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
                      OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Quarterly Report of Dynavax Technologies Corporation (the "Company") on Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dino Dina, President and Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

      (i) the report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

      (ii) the information contained in the said Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: May 12, 2004                    By:    /s/ Dino Dina
                                           -------------------------------------
                                           Dino Dina, M.D.
                                           President and Chief Executive Officer


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